Exhibit 99.3
ALON USA ENERGY, INC
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)
Introduction
The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Alon USA Energy, Inc. (“Alon”) of Paramount Petroleum Corporation (“PPC”) on August 4, 2006 with an effective date of July 31, 2006. The purchase price for the outstanding shares of PPC stock consists of approximately $314,000 in cash, subject to a post-closing adjustment based on changes in specified balance sheet items between December 31, 2005 and July 31, 2006, and the assumption of approximately $155,000 of net debt.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 is presented as if the PPC acquisition had occurred on that date. The unaudited pro forma condensed consolidated statements of operations are presented as if the acquisition occurred on January 1, 2005. The unaudited pro forma condensed consolidated financial statements include adjustments, which are based on preliminary estimates pending the completion of an independent appraisal and other evaluations, to reflect the allocation of the purchase price to PPC’s net assets as of June 30, 2006. The excess of purchase price over the estimated net fair value of assets acquired and liabilities assumed is categorized as goodwill. The final purchase accounting adjustments recorded in connection with the acquisition of PPC may differ from the pro forma adjustments set forth herein.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited historical consolidated financial statements of Alon included in its annual report on Form 10-K for the year ended December 31, 2005; (ii) the audited historical consolidated financial statements of PPC for the year ended December 31, 2005 and the unaudited consolidated financial statements of PPC for the six months ended June 30, 2006 included as Exhibit 99.1 and 99.2, respectively, to the current report on Form 8-K of which this Exhibit 99.3 is a part; (iii) the unaudited historical consolidated financial statements of Alon, included in its quarterly report on Form 10-Q for the period ended June 30, 2006; and (iv) the other information contained in the statements and reports filed by Alon with the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the PPC acquisition had been consummated on the dates indicated, nor are they necessarily indicative of the financial position or results of operations of Alon in the future. The pro forma adjustments, as described in the notes to unaudited pro forma condensed consolidated financial statements, are based upon available information and certain assumptions that Alon’s management believes are reasonable.
The unaudited pro forma condensed consolidated financial statements do not give effect to any anticipated cost savings or other financial benefits expected to result from the PPC acquisition.

ALON USA ENERGY, INC.
Pro Forma Balance Sheet
As of June 30, 2006
(dollars in thousands)
(unaudited)

					Alon
					Pro Forma
	ALON	PPC	Pro Forma		Combined
	Historical	Historical	Adjustments		With PPC
ASSETS
Current Assets:
Cash and cash equivalents	204,348	1,709	(53,797	) (a)	152,260
Accounts and other receivables, net	129,966	97,517	—		227,483
Inventories	113,393	127,605	43,000	(b)	283,998
Prepaid expenses and other current assets	7,496	9,959	—		17,455

Total current assets	455,203	236,790	(10,797)		681,196

Equity investment	22,322	16,785	—		39,107
Property, plant, and equipment, net	211,933	181,029	247,577	(c)	640,539
Other assets	57,143	24,293	16,333	(d)	97,769

Total assets	746,601	458,897	253,113		1,458,611

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	136,004	100,432	—		236,436
Accrued liabilities	58,323	12,498	—		70,821
Current portion of deferred gain on disposition of assets	10,750	—	—		10,750
Current portion of long-term debt	2,067	120,486	(116,486	) (e)	6,067

Total current liabilities	207,144	233,416	(116,486)		324,074

Other non-current liabilities	17,800	32,998	—		50,798
Deferred gain on disposition of assets	47,397	—	—		47,397
Long-term debt	29,096	36,747	359,253	(e)	425,096
Deferred income tax liability	76,652	38,594	127,488	(f)	242,734

Total liabilities	378,089	341,755	370,255		1,090,099

Minority interest in subsidiaries	12,571	—	—		12,571

Stockholders’ equity:
Preferred stock	—	51	(51	) (g)	—
Common stock	468	—	—	(g)	468
Additional paid-in capital	181,366	20,979	(20,979	) (g)	181,366
Accumulated other comprehensive loss, net of income tax	(2,596)	—	—		(2,596)
Retained earnings	176,703	96,112	(96,112	) (g)	176,703

Total stockholders’ equity	355,941	117,142	(117,142)		355,941

Total liabilities and stockholders’ equity	746,601	458,897	253,113		1,458,611

The accompanying notes are an integral part of these consolidated financial statements.

ALON USA ENERGY, INC.
Pro Forma Statement of Operations
Six Months Ended June 30, 2006
(dollars and weighted average shares outstanding in thousands)
(unaudited)

					Alon
					Pro Forma
	ALON	PPC	Pro Forma		Combined
	Historical	Historical	Adjustments		With PPC
Net sales	1,256,963	734,596	(3,278	) (h)	1,988,281

Operating costs and expenses:
Cost of sales	1,054,516	652,247	(3,278	) (h)	1,703,485
Direct operating expenses	45,435	41,799	—		87,234
Selling, general, and administrative expenses	37,807	11,778	—		49,585
Depreciation and amortization	10,931	3,508	4,800	(i)	19,239
Insurance recovery	—	(7,772)	—		(7,772)

Total operating costs and expenses	1,148,689	701,560	1,522		1,851,771

Gain on disposition of assets	57,665	—	—		57,665

Operating income	165,939	33,036	(4,800)		194,175

Interest expense	(10,396)	(6,360)	(9,810	) (j)	(26,566)
Equity earnings in subsidiaries	753	3,662	—		4,415
Other income (expense), net	4,101	(7,694)	—		(3,593)

Income before income tax expense and minority interest in income of subsidiaries	160,397	22,644	(14,610)		168,431

Income tax expense	58,133	9,737	(5,844	) (k)	62,026

Income before minority interest in income of subsidiaries	102,264	12,907	(8,766)		106,405

Minority interest in income of subsidiaries	5,009	—	—		5,009

Net income from continuing operations	97,255	12,907	(8,766)		101,396

Earnings per share from continuing operations					$2.17

Weighted average shares outstanding					46,732

The accompanying notes are an integral part of these consolidated financial statements.

ALON USA ENERGY, INC.
Pro Forma Statement of Operations
Year Ended December 31, 2005
(dollars and weighted average shares outstanding in thousands)
(unaudited)

					Alon
					Pro Forma
	ALON	PPC	Pro Forma		Combined
	Historical	Historical	Adjustments		With PPC
Net sales	2,328,507	1,205,207	(874	) (h)	3,532,840

Operating costs and expenses:
Cost of sales	1,990,338	1,105,751	(874	) (h)	3,095,215
Direct operating expenses	93,843	71,022	—		164,865
Selling, general, and administrative expenses	73,219	19,615	—		92,834
Depreciation and amortization	20,935	6,016	9,600	(i)	36,551

Total operating costs and expenses	2,178,335	1,202,404	8,726		3,389,465

Gain on disposition of assets	38,591	—	—		38,591

Operating income	188,763	2,803	(9,600)		181,966

Interest expense	(19,326)	(7,336)	(19,604	) (j)	(46,266)
Equity earnings in subsidiaries	1,086	5,001	—		6,087
Other income (expense), net	4,775	(6,619)	—		(1,844)

Income before income tax expense (benefit)
and minority interest in income of subsidiaries	175,298	(6,151)	(29,204)		139,943

Income tax expense (benefit)	65,518	(2,242)	(11,682	) (k)	51,594

Income before minority interest in income of subsidiaries	109,780	(3,909)	(17,522)		88,349

Minority interest in income of subsidiaries	5,792	—	—		5,792
Net income from continuing operations	103,988	(3,909)	(17,522)		82,557

Earnings per share from continuing operations					$2.07

Weighted average shares outstanding					39,889

The accompanying notes are an integral part of these consolidated financial statements.

ALON USA ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
Paramount Petroleum Corporation Pro Forma Adjustments:
(a)	The pro forma adjustment to cash consists of the following:

Issuance of term debt	$400,000
Debt issuance cost	(8,000)
Repayment of PPC debt	(157,233)
Estimated purchase price	(313,564)
Escrow deposit	25,000

Total change in cash	$(53,797)

The pro forma adjustment to cash includes the effect of the issuance of $400,000 principal amount of 7-year term debt and the payment of $8,000 of associated debt issuance costs, the net proceeds from which were used to acquire the outstanding shares of PPC. The debt issuance costs were capitalized and will be amortized over the life of the new term debt. The term debt requires a principal payment of 1% per annum. The pro forma balance sheet reflects $4,000 of this term debt as a current liability.

The existing debt of PPC was repaid by Alon at the date of acquisition. The amount of debt on the PPC historical balance sheet at June 30, 2006 was $157,233, which has been removed from the pro forma balance sheet.

The estimated purchase price of $313,564 was paid for the acquisition of 100% of the outstanding shares of PPC stock.

At June 30, 2006, Alon had $25,000 in escrow recorded as other assets relating to the acquisition of the outstanding shares of PPC. The $25,000 has been moved from other assets to cash in connection with the preparation of the pro forma balance sheet at June 30, 2006.

(b)	PPC’s inventory was purchased by Alon at market value. The inventory was historically carried at the lower of LIFO cost or market. The estimated increase in inventory value is approximately $43,000.

The pro forma consolidated financial statements do not reflect an estimated special adjustment of $15,000 to cost of sales resulting from the difference between the estimated fair market value recorded for the inventories acquired in the PPC acquisition under purchase accounting and the estimated amounts required to be recorded in applying Alon’s LIFO accounting policy. This estimated adjustment will be reflected in Alon’s Quarterly Report on Form 10-Q to be filed in November 2006.

(c)	The value of the property, plant and equipment, net acquired in the acquisition has been increased by $252,766 to reflect estimated fair market values. The estimated property, plant and equipment values are preliminary pending the completion of an independent appraisal and other evaluations which are currently expected to be completed by December 31, 2006.

Property, plant and equipment of PPC at June 30, 2006 included $5,189 as land held for investment. This land was not purchased by Alon and is treated as a reduction to property, plant and equipment.

ALON USA ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(d)	The pro forma adjustment to other assets consists of the following:

Debt issuance cost	$8,000
Escrow deposit	(25,000)
Estimated goodwill	33,333

Total change in other assets	$16,333

As noted in (a) above, approximately $8,000 of associated debt issuance costs were incurred. The debt issuance costs were capitalized and will be amortized over the life of the new term debt.

Also noted in (a) above, $25,000 of escrow deposits has been moved from other assets to cash in connection with the preparation of the pro forma balance sheet at June 30, 2006.

The estimated amount of purchase price in excess of net assets acquired has been recorded as goodwill in the pro forma balance sheet. This amount is preliminary pending the completion of an independent appraisal and other evaluations which are currently expected to be completed by December 31, 2006.

(e)	As noted in (a) above, the existing debt of PPC was repaid by Alon at the date of acquisition. The amount of debt on the unaudited consolidated financial statements of PPC at June 30, 2006 was $157,233, which has been removed from the pro forma balance sheet. Of the $400,000 term debt issued for the acquisition of PPC, $4,000 is included as current portion of long-term debt and $396,000 is included as long term debt in the pro forma balance sheet.

(f)	Deferred income tax liability has been increased for the estimated basis difference between the acquisition cost and the historical book value of PPC’s net assets using Alon’s estimated effective tax rate.

(g)	Stockholders’ equity has been adjusted to remove the historical stockholders’ equity of PPC.

(h)	Net sales and cost of sales have been reduced to eliminate the effects of transactions between Alon and PPC.

(i)	Depreciation and amortization has been increased to reflect additional depreciation expense related to the increase in property, plant and equipment based on the estimated fair market value of the acquired assets. The incremental amount of depreciation expense recorded was $4,800 for the six months ended June 30, 2006 and $9,600 for the year ended December 31, 2005.

(j)	To reflect interest expense at approximately 7.0% on borrowings of $400,000 at $14,100 for the six months ended June 30, 2006 and interest expense at approximately 5.7% on borrowings of $400,000 at $22,800 for the year ended December 31, 2005, as well as the amortization of deferred debt issuance costs of $570 for the six months ended June 30, 2006 and $1,140 for the year ended December 31, 2005. Letter of credit fees are estimated at $1,500 for the six months ended June 30, 2006 and $3,000 for the year ended December 31, 2005. Interest expense for PPC historical debt of $6,360 for the six months ended June 30, 2006 and $7,336 for the year ended December 31, 2005 has been eliminated in the pro forma adjustments. A 1/4% change in the interest rate associated with the term debt would have a $50 and $100 effect on interest expense for the six months ended June 30, 2006 and the year ended December 31, 2005, respectively.

ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS
Notes to Consolidated Financial Statements
(dollars in thousands except as noted)
(k)	Income tax expense has been reduced based on increased depreciation resulting from the increase in the carrying value of property, plant and equipment and increased interest expense resulting from the increase in consolidated debt.